UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2010

Worldwide Biotech and Pharmaceutical Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	01-06914 (Commission File Number)	59-0950777 (I.R.S. Employer Identification No.)

4 Fenghui South Road, Jie Zuo Mansion, 15th Floor, A10-11501 Xi’an, Shaanxi, P. R. China, 710075 (Address of principal executive offices) (zip code)

86-29-88193339 (Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On February 4, 2010, Worldwide Biotech and Pharmaceutical Company (the “Registrant”) dismissed Kempisty & Company, Certified Public Accountants, P.C. (“Kempisty & Company”) as the Registrant’s independent registered public accounting firm.

For the year ended December 31, 2008, Kempisty & Company issued an audit report on the Registrant’s consolidated balance sheet as of December 31, 2008, and the related consolidated statements of operations, stockholders’ equity (deficit) and comprehensive income (loss), and cash flows for the year then ended. The report of Kempsity & Company on the foregoing financial statements did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to any uncertainty, audit scope or accounting principles, except for an explanatory paragraph related to the Registrant’s ability to continue as a going concern.

In addition, Kempisty & Company reviewed management’s prepared consolidated financial statements for the Registrant for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009.

During the year ended December 31, 2008 and all subsequent interim periods and through February 4, 2010, (i) there were no disagreements between the Registrant and Kempisty & Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Kempisty & Company would have caused Kempisty & Company to make reference to the subject matter of disagreement in connection with its reports on the Registrant’s financial statements, and (ii) there were no reportable events as that term is described in Item 304(a)(1)(iv) of Regulation S-K.

On February 4, 2010, we engaged Yichien Yeh, CPA (“Yeh”) as the Registrant’s new independent registered public accounting firm. The Registrant’s Board of Directors recommended, authorized, and approved the decision to dismiss Kempisty & Company as our independent registered public accounting firm and to engage Yeh to serve as our independent registered public accounting firm.

On February 26, 2010, we provided Kempisty & Company with a copy of this Form 8-K, and requested that Kempisty & Company furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements within ten (10) business days of the filing of this Form 8-K. We will file an amendment to this Form 8-K within two days of receipt of Kempisty & Company’s letter and attach it as an exhibit.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      On February 22, 2010, Ms. Huimin Zhang resigned from her position as a Director on the Board of the Registrant and Mr. Xiaohong Bai resigned from his position as the Vice President of Operations of Yangling Daiying Biotech & Pharmaceutical Group Co., Ltd., one of the subsidiaries of the Registrant (“Yangling Daiying”).  On February 23, 2010, Mr. Peiyi Tian resigned his positions as the Senior Vice President, Chief Financial Officer, Treasurer and Director of the Registrant.  All of the aforementioned director and officers resigned for personal reasons, without any disagreements with the Registrant, and their resignations were not related to the Registrant’s operations, policies or practices. On February 24, 2010, the Board of Directors of the Registrant accepted the resignations of the Ms. Zhang, Mr. Bai and Mr. Tian.

On February 24, 2010, the Board of Directors of the Registrant elected Mr. Qiang Li and Mr. Peng Wang as Directors to replace Ms. Huiming Zhang and Mr. Peiyi Tian.

In addition, on February 24, 2010, the Board of Directors of the Registrant appointed Mr. Peng Wang to succeed Mr. Peiyi Tian as the Chief Financial Officer and Treasurer and appointed Mr. Yuan Cheng to replace Mr. Xiaohong Bai as Vice President of Operations of Yangling Daiying.

Mr. Qiang Li, age 34, the Registrant’s newly-elected director, has 14 years of experience working extensively in medicine and publishing.  For the two years immediately following Mr. Li’s graduation from Ruicang Health School of Jiangxi Province in 1994, he worked in Medicare services in the Nancang Taohua Hospital in Jiangxi Province.  From 1996 to 2004, Mr. Li was the chief editor at the Guangdong Branch of the Xinhua News Agency.  Since 2004, Mr. Li has been working for Shaanxi Daiying Medicine Distribution Co., Ltd., a subsidiary of the Registrant.

Mr. Peng Wang, age 51, a graduate from Xi’an University of Finance and Economics, has worked for over 23 years in finance as a Certified Public Accountant.  Prior to Mr. Wang’s appointment as the Registrant’s Chief Financial Officer and Treasurer, he served as a financial officer in governmental organizations from 1977 to 1995 and as the Chief Financial Officer of Shaanxi Yuqi Functional Product Factory from 1995 to 2000.

Mr. Yuan Cheng, age 38, graduated in 1993 from Xi’An Medical College with a Bachelors Degree in pharmacy.  Following his graduation through 1996, Mr. Cheng worked in the quality control department of Xi’An Medical Company.  From 1996 to 2002, Mr. Cheng was the head of the production and research and development departments of Nanjing Meirui Pharmaceutical Co., Ltd.  Mr. Cheng attended Tianjin University from 2002 to 2006, where he was awarded a Masters Degree in pharmaceutical engineering.  After receiving his Masters Degree, Mr. Cheng worked Shaanxi Haoqijun Pharmaecutical Co., Ltd. until his appointment on February 24, 2010 as Vice President of Operations of Yangling Daiying Biotech & Pharmaceutial Group Co., Ltd., one of the Registrant’s subsidiaries.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2010	Worldwide Biotech and Pharmaceutical Company

/s/ Wenxia Guo
Wenxia Guo
President and Chief Executive Officer

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